Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. and its subsidiaries (“the Company”) on Form S-8 of our reports dated March 26, 2001, appearing in the Company’s Annual Report on Form 10-K for the year ended February 28, 2001.

/s / DELOITTE & TOUCHE LLP
McLean, Virginia

August 23, 2001